Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

BAXTER REPORTS FIRST-QUARTER 2021 RESULTS

•First-quarter revenue of $2.9 billion increased 5% on a reported basis and 1% on both a constant currency and operational basis1
•First-quarter U.S. GAAP earnings per share (EPS) of $0.58 declined 9%; Adjusted EPS of $0.76 declined 7%
•Baxter expects full-year 2021 sales growth of 8% to 9% on a reported basis, 5% to 6% on a constant currency basis and 4% to 5% on an operational basis
•Baxter expects full-year U.S. GAAP EPS of $2.85 to $2.93 and adjusted EPS of $3.47 to $3.55

DEERFIELD, Ill., APRIL. 29, 2021 – Baxter International Inc. (NYSE:BAX), a leading global medical products company, today reported results for the first quarter of 2021.
“Baxter’s medically essential products are fundamental to healthcare, and many have proven pivotal in the fight against COVID-19,“ said José (Joe) E. Almeida, chairman, president and chief executive officer. “Our life-sustaining portfolio, broad geographic reach and the ongoing momentum of our business transformation are all keys to our resilience. We are well positioned to strengthen our impact in the year ahead, fueled by our innovative product pipeline, relentless focus on execution, and capital deployment opportunities to benefit patients, customers and investors.”
First-Quarter Financial Results
Worldwide sales in the first quarter totaled approximately $2.9 billion, an increase of 5% on a reported basis and 1% on both a constant currency and operational basis. Operational sales in the first quarter exclude the impact of foreign exchange and the company’s recent acquisition of
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1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

the rights to Caelyx and Doxil, the branded versions of liposomal doxorubicin, for specified territories outside of the United States (OUS).
Sales in the U.S. totaled $1.2 billion, decreasing 3% on both a reported and operational basis. International sales of $1.8 billion increased 11% on a reported basis, 5% on a constant currency basis and 4% on an operational basis.
Starting this quarter, Baxter is adding the sales of its BioPharma Solutions contract manufacturing unit to its financial schedules, which break out sales by key product category. Historical schedules reflecting this new structure are available on Baxter’s Investor Relations website.
Performance in the first quarter was driven by Acute Therapies which delivered significant growth at both reported and constant rates, reflecting sustained higher levels of product demand due to the ongoing COVID-19 pandemic. BioPharma Solutions also delivered double-digit growth at reported and constant rates, driven by multiple collaborations to help manufacture COVID-19 vaccines on a contract basis. Additionally, Clinical Nutrition, Pharmaceuticals and Renal Care grew mid- to high single digits at reported rates, and low single digits at constant rates. This helped offset declines in Medication Delivery and Advanced Surgery, reflecting lower rates of hospital admissions and elective surgeries, respectively, in the wake of the ongoing pandemic, as well as a challenging comparison to performance in the previous year’s quarter.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s key product categories and geographic segments.
For the first quarter, net income attributable to Baxter was $298 million, or $0.58 per diluted share, a decline of 9% on a U.S. GAAP (Generally Accepted Accounting Principles) basis. These results include special items totaling $88 million after-tax, which were primarily related to intangible asset amortization, business optimization charges, and a proposed settlement of shareholder litigation related to the company's investigation of foreign exchange gains and losses associated with certain intra-company transactions. On an adjusted basis, net income attributable to Baxter totaled $386 million, or $0.76 per diluted share, a 7% decline for the quarter. This exceeded the company’s previously issued guidance range of $0.63 to $0.65, driven by operational strength and a lower tax rate.

Business Highlights2
Baxter continues to achieve notable strategic milestones in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Received U.S. FDA 510(k) clearance for its AK 98 (Artificial Kidney 98) dialysis machine, designed to be a portable and easy-to-use system to administer hemodialysis treatments. Among its features, AK 98 offers encrypted, two-way connectivity, which enables the system to pull prescriptions directly from the electronic medical record (EMR) for simplified workflow and data handling.
•Resubmitted to the U.S. FDA for 510(k) clearance of Baxter’s leading-edge Novum IQ Infusion platform. The platform includes both large volume and syringe infusion pumps, and features Baxter's Dose IQ Safety Software and IQ Enterprise Connectivity Suite, intuitive digital health technologies developed to protect patients, manage devices and provide advanced insights.
•Announced an agreement with Moderna, Inc., for Baxter BioPharma Solutions to provide fill/finish sterile manufacturing services and supply packaging for approximately 60 to 90 million doses of the Moderna COVID-19 vaccine in 2021. This partnership follows earlier agreements announced with BioNTech and Novavax to provide manufacturing services for their respective COVID-19 vaccines.
•Strengthened its European and global pharmaceuticals portfolio through strategic rights acquisitions in line with the company’s strategy to bolster its pharmaceuticals business and expand its presence globally in specialty pharmaceuticals:
•The company acquired rights to specified territories outside of the U.S. to the widely prescribed chemotherapy medication Caelyx, known as Doxil in several geographies, including the U.S.; this supplements Baxter’s U.S. rights to Doxil, acquired in 2019.
•Baxter also acquired full U.S. and specified OUS rights to the anti-nausea medication Transderm Scop, representing a key adjacency to Baxter’s industry-leading inhaled
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2 See links to original press releases for additional product information.

anesthetics portfolio; Baxter previously had a license to sell the product to select customers in the U.S.
Corporate Responsibility
Baxter is fully committed to promoting the power of diversity in support of its Mission. The company’s multidimensional ACT (Activating Change Today) initiative is focused on advancing racial justice for our employees, external stakeholders, and the markets and communities Baxter serves. Among recent highlights, Baxter:
•Announced a new partnership with the American Diabetes Association (ADA) through the ADA’s Health Equity Now platform to address health disparities for people with diabetes in Chicago’s underserved Black communities. The program is made possible through a three-year, $2 million grant from the Baxter International Foundation.
•Launched a new Baxter-supported partnership with The Links, Incorporated, an international not-for-profit comprised of 16,000 women of color, to advance a multifaceted, community-based campaign to bring awareness and resources to help address the disproportionate challenges affecting Black Americans related to kidney health. Central to this effort is an educational toolkit developed by The National Kidney Foundation of Illinois focusing on the unique barriers facing the Black community.
Baxter continues to be recognized for its commitment to corporate social responsibility and workplace excellence. The company was most recently:
•Cited by Forbes as one of America’s Best Employers for Diversity 2021.
•Recognized on Seramount’s inaugural Global Inclusion Index for the strength of local diversity, equality, and inclusion (DE&I) efforts in Brazil, China, France, Germany, India, Ireland, Italy, Japan, Mexico, Singapore, and the United Kingdom. All Baxter geographies participating in the assessment earned recognition.
2021 Financial Outlook
For full-year 2021: Baxter now expects U.S. GAAP earnings of $2.85 to $2.93 per diluted share and adjusted earnings, before special items, of $3.47 to $3.55 per diluted share. The company expects sales growth of 8% to 9% on a reported basis, 5% to 6% on a constant currency basis and 4% to 5% on an operational basis.
For second-quarter 2021: The company expects sales growth of 14% to 15% on a reported basis, 8% to 9% on a constant currency basis and 7% to 8% on an operational basis. The company expects U.S. GAAP earnings of $0.54 to $0.57 per diluted share and adjusted earnings, before special items, of $0.72 to $0.75 per diluted share.
Full-year and quarterly operational sales estimates for 2021 have been adjusted to exclude the impact of foreign exchange and the acquisition of specified OUS rights to Caelyx/Doxil.
A webcast of Baxter’s first-quarter 2021 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 29, 2021. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter ended March 31, 2021, operational sales growth excludes the impact of foreign exchange and the company’s recent acquisition of specified OUS rights to Caelyx/Doxil. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excluding the impact of the company’s recent acquisition of specified OUS rights to Caelyx/Doxil.
For the quarter ended March 31, 2021, special items include intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation and investigation and related costs. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results and business development activities, including, but not limited to, its financial outlook for second quarter and full year 2021. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on us and our customers and suppliers, including foreign governments in countries in which we operate; breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations (which may be negatively impacted by collectability concerns as a result of the ongoing COVID-19 pandemic or otherwise) and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at our Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; the outcome of pending or future litigation, including the opioid litigation and litigation related to our internal investigation of foreign exchange gains and losses; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end stage renal disease market and demand for our peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical; Seprafilm Adhesion Barrier; specified OUS rights to Caelyx/Doxil; and full U.S. and specified OUS rights to Transderm Scop); future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filing on Form 10-K and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, AK 98, Caelyx, Cheetah Medical, Dose IQ, Doxil, IQ Enterprise, Novum IQ and Seprafilm are registered trademarks of Baxter International Inc. Transderm Scop is a registered trademark of Novartis AG.

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BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2021	2020	Change
NET SALES	$2,946	$2,802	5%
COST OF SALES	1,801	1,639	10%
GROSS MARGIN	1,145	1,163	(2)%
% of Net Sales	38.9%	41.5%	(2.6 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	627	628	(0)%
% of Net Sales	21.3%	22.4%	(1.1 pts)
RESEARCH AND DEVELOPMENT EXPENSES	128	146	(12)%
% of Net Sales	4.3%	5.2%	(0.9 pts)
OTHER OPERATING INCOME, NET	—	(20)	NM
OPERATING INCOME	390	409	(5)%
% of Net Sales	13.2%	14.6%	(1.4 pts)
INTEREST EXPENSE, NET	34	21	62%
OTHER EXPENSE, NET	5	10	(50)%
INCOME BEFORE INCOME TAXES	351	378	(7)%
INCOME TAX EXPENSE	51	45	13%
% of Income Before Income Taxes	14.5%	11.9%	2.6 pts
NET INCOME	300	333	(10)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2	1	100%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$298	$332	(10)%

EARNINGS PER SHARE
Basic	$0.59	$0.65	(9)%
Diluted	$0.58	$0.64	(9)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	505	507
Diluted	511	516

ADJUSTED OPERATING INCOME (excluding special items)¹	$501	$528	(5)%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$462	$497	(7)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$386	$425	(9)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.76	$0.82	(7)%
1    Refer to page 9 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended March 31, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,145	$627	$128	$—	$390	$351	$51	$300	$298	$0.58
Reported percent of net sales (or percent of income before income taxes for income tax expense)	38.9%	21.3%	4.3%	0.0%	13.2%	11.9%	14.5%	10.2%	10.1%
Intangible asset amortization[1]	64	—	—	—	64	64	12	52	52	0.10
Business optimization items[2]	21	(6)	—	—	27	27	7	20	20	0.04
Acquisition and integration expenses[3]	—	(1)	—	—	1	1	—	1	1	0.00
European medical devices regulation[4]	8	—	—	—	8	8	2	6	6	0.01
Investigation and related costs[5]	—	(11)	—	—	11	11	2	9	9	0.02
Adjusted	$1,238	$609	$128	$—	$501	$462	$74	$388	$386	$0.76
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.0%	20.7%	4.3%	0.0%	17.0%	15.7%	16.0%	13.2%	13.1%

The company’s U.S. GAAP results for the three months ended March 31, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,163	$628	$146	$(20)	$409	$378	$45	$333	$332	$0.64
Reported percent of net sales (or percent of income before income taxes for income tax expense)	41.5%	22.4%	5.2%	(0.7)%	14.6%	13.5%	11.9%	11.9%	11.8%
Intangible asset amortization[1]	52	—	—	—	52	52	11	41	41	0.08
Business optimization items[2]	10	(21)	(1)	17	15	15	3	12	12	0.02
Acquisition and integration expenses[3]	7	(3)	(21)	3	28	28	6	22	22	0.04
European medical devices regulation[4]	6	—	—	—	6	6	2	4	4	0.01
Investigation and related costs[5]	3	(14)	(1)		18	18	4	14	14	0.03
Adjusted	$1,241	$590	$123	$—	$528	$497	$71	$426	$425	$0.82
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	44.3%	21.1%	4.4%	0.0%	18.8%	17.7%	14.3%	15.2%	15.2%

1The company’s results in 2021 and 2020 included intangible asset amortization expense of $64 million ($52 million, or $0.10 per diluted share, on an after-tax basis) and $52 million ($41 million, or $0.08 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2021 and 2020 included charges of $27 million ($20 million, or $0.04 per diluted share, on an after-tax basis) and $32 million ($29 million, or $0.05 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. Additionally, the company recorded a gain of $17 million ($17 million, or $0.03 per diluted share, on an after-tax basis) in 2020 for property it sold in conjunction with its business optimization initiatives.
3The company’s results in 2021 included $1 million ($1 million, or $0.00 per diluted share, on an after-tax basis) of integration expenses related to the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S. The company’s results in 2020 included $28 million ($22 million, or $0.04 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of in-process R&D assets, partially offset by the change in the estimated fair value of contingent consideration liabilities.
4The company’s results in 2021 and 2020 included costs of $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) and $6 million ($4 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that are scheduled to become effective in stages beginning in 2021.
5The company’s results in 2021 and 2020 included costs of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) and $18 million ($14 million, or $0.03 per diluted share, on an after-tax basis) for investigation and related costs. This included costs related to the company's investigation of foreign exchange gains and losses associated with certain intra-company transactions and related legal matters. The company also recorded a charge of $9 million in the first quarter of 2021 for a proposed settlement of shareholder litigation related to that investigation. Additionally, the company recorded incremental stock compensation expense in 2020 as it extended the terms of certain stock options that were scheduled to expire in the first quarter of 2020.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,560	$1,565	(0)%	(1)%
EMEA	738	688	7%	0%
APAC	648	549	18%	8%
Total Baxter	$2,946	$2,802	5%	1%
In the first quarter of 2021, the information provided to the company’s Chief Executive Officer for purposes of allocating resources and assessing performance was updated to reallocate contracted services activities performed at a German manufacturing facility from the company’s EMEA segment to its Americas segment. The contracted services performed at that facility are part of the company’s BioPharma Solutions business, which is managed as part of the Americas segment. Accordingly, the reported financial results of the Americas segment now include the contracted services activities performed at that facility. Segment results for the first quarter of 2020 have been recast to conform to the current year presentation.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Sales by Product Category
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$922	$870	6%	2%
Medication Delivery ²	652	678	(4)%	(6)%
Pharmaceuticals ³	552	516	7%	1%
Clinical Nutrition [4]	234	217	8%	3%
Advanced Surgery [5]	217	224	(3)%	(6)%
Acute Therapies [6]	207	156	33%	28%
BioPharma Solutions[7]	135	114	18%	11%
Other⁸	27	27	0%	(4)%
Total Baxter	$2,946	$2,802	5%	1%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes sales of contracted services the company provides to various pharmaceutical and biopharmaceutical companies.
8Includes sales of other miscellaneous product and service offerings.
Beginning in the first quarter of 2021, the company's product category net sales disclosures separately present net sales from its BioPharma Solutions business, which was previously included within Other. Concurrent with that disaggregation of net sales from the company's BioPharma Solutions business, the company has also allocated certain previously unallocated sales deductions from Other to various categories, primarily based on their respective net sales. Net sales for the first quarter of 2020 have been recast to conform to the current year presentation.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2021			2020			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$216	$706	$922	$204	$666	$870	6%	6%	6%
Medication Delivery	411	241	652	449	229	678	(8)%	5%	(4)%
Pharmaceuticals	200	352	552	220	296	516	(9)%	19%	7%
Clinical Nutrition	83	151	234	79	138	217	5%	9%	8%
Advanced Surgery	126	91	217	137	87	224	(8)%	5%	(3)%
Acute Therapies	81	126	207	60	96	156	35%	31%	33%
BioPharma Solutions	44	91	135	48	66	114	(8)%	38%	18%
Other	19	8	27	20	7	27	(5)%	14%	0%
Total Baxter	$1,180	$1,766	$2,946	$1,217	$1,585	$2,802	(3)%	11%	5%

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2021	2020
Cash flows from operations - continuing operations	$377	$274
Capital expenditures	(171)	(172)
Free cash flow - continuing operations	$206	$102
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended March 31, 2020 to The Three Months Ended March 31, 2021
(unaudited)

	Net Sales Growth As Reported	Caelyx and Doxil	FX	Operational Sales Growth*
Renal Care	6%	0%	(4)%	2%
Medication Delivery	(4)%	0%	(2)%	(6)%
Pharmaceuticals	7%	(3)%	(6)%	(2)%
Clinical Nutrition	8%	0%	(5)%	3%
Advanced Surgery	(3)%	0%	(3)%	(6)%
Acute Therapies	33%	0%	(5)%	28%
BioPharma Solutions	18%	0%	(7)%	11%
Other	0%	0%	(4)%	(4)%
Total Baxter	5%	0%	(4)%	1%

U.S.	(3)%	0%	0%	(3)%
International	11%	(1)%	(6)%	4%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Projected Second Quarter and Full Year 2021 U.S. GAAP Sales Growth to Projected Operational Sales Growth, and
Projected Second Quarter and Full Year 2021 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q2 2021*	FY 2021*
Sales Growth - U.S. GAAP	14% - 15%	8% - 9%
OUS Caelyx and Doxil	(1)%	(1)%
Foreign exchange	(6)%	(3)%
Sales Growth - Operational	7% - 8%	4% - 5%
*Totals may not foot due to rounding

Earnings Per Share Guidance	Q2 2021*	FY 2021*
Earnings per Diluted Share - U.S. GAAP	$0.54 - $0.57	$2.85 - $2.93
Estimated intangible asset amortization	$0.11	$0.42
Estimated business optimization charges	$0.01	$0.06
Estimated acquisition and integration expenses	$0.00	$0.01
Estimated investigation and related costs	$0.00	$0.03
Estimated European medical devices regulation costs	$0.02	$0.06
Estimated income tax matter	$0.04	$0.04
Earnings per Diluted Share - Adjusted	$0.72 - $0.75	$3.47 - $3.55
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the second quarter and full year of 2021 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, debt extinguishment gains or losses, or unusual or infrequently occurring items that may occur during the remainder of 2021.